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                                                                   EXHIBIT 10.13

                             FIRST AMENDMENT TO THE
                          HILLENBRAND INDUSTRIES, INC.
                              STOCK INCENTIVE PLAN




                              WITNESSETH:



WHEREAS, Hillenbrand Industries, Inc. (the "Company") presently maintains the Hillenbrand Industries, Inc. Stock Incentive Plan (the "Plan") which became effective on January 15, 2002; and



WHEREAS, the Company, pursuant to Section 16.1 of the Plan, has the right to amend the Plan, from time to time, subject to certain limitations.



NOW, THEREFORE, the Plan is hereby amended in the following manner:


1. Effective October 1, 2003, Section 12.1 of the Plan is hereby amended in its entirety to read as follows:

                  12.1 In addition to any other award which may be granted under the Plan, each Non-Employee Director shall be granted on the first trading day following the close of each annual meeting of the Company's shareholders a Director Option to purchase four thousand (4,000) shares of Common Stock; provided however, that if the Non-Employee Directors are granted some other award under Sections 7, 8, 9, or 10 of the Plan on an annual or some other reoccurring basis which does not take any action by the Committee or Board other than to initially approve such award, then during the period of time such other reoccurring award is effective, no Non-Employee Director shall be granted Director Options as set forth in this Section 12.1.


IN WITNESS WHEREOF, the Company has executed this First Amendment as of ______________, 2003.



                                            HILLENBRAND INDUSTRIES, INC.





                                            By:
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